Exhibit 10.1

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) is made by and between Sharing Economy International Inc., a Nevada corporation (the “Company”), and Fung Wai Chi (the “Selling Shareholder”), this 30th day of March, 2021.

RECITALS

A. The Selling Shareholder is the holder of 2,658,000 shares of Series A Preferred Stock (the “Redemption Shares”), par value $.001 per share, of the Company.

B.  The Company is the holder of 6,800 ordinary shares (the “Jebe Shares”) of Jebe Production Group Limited, a Hong Kong corporation

C. The Company desires to redeem the Redemption Shares of common stock from the Selling Shareholder, leaving the Selling Shareholder with no shares of Series A Preferred Stock of the Company held, and the Selling Shareholder desires to have the Redemption Shares redeemed by the Company, upon the terms and conditions set forth in this Agreement.

ACCORDINGLY, the parties agree as follows:

1. Redemption Price. The Company shall redeem the Redemption Shares from the Selling Shareholder in exchange for the Jebe Shares (the “Redemption Price”). Selling Shareholder hereby assigns, separate from certificate, all right, title and interest in and to the Redemption Shares to the Company. The Company hereby assigns, separate from certificate, all right, title and interest in and to the Jebe Shares to the Selling Shareholder.

2. Selling Shareholder’s Representations and Warranties.

2.1. The Selling Shareholder represents and warrants to the Company that: (i) the Selling Shareholder owns and holds the Redemption Shares free and clear of all liens, encumbrances and claims of other persons or entities whatsoever and subject to no options, warrants, contracts, agreements, arrangements or understandings of any kind; (ii) the Selling Shareholder has full power and authority to transfer and deliver the Redemption Shares to the Company in accordance with the terms of this Agreement, and (iii) the consummation of the redemption transaction provided for in this Agreement shall not constitute the breach of any term or provision of, or constitute a default under, any agreement or other instrument to which the Selling Shareholder is a party.

2.2 The Selling Shareholder further represents and warrants to the Company that the Selling Shareholder has been advised to consult with, and has consulted or chosen not to consult with, independent advisers with respect to the fairness of the Redemption Price and the other terms of this Agreement.

3. The Company’s Representations and Warranties.

3.1. The Company represents and warrants to the Selling Shareholder that: (i) the Company owns and holds the Jebe Shares free and clear of all liens, encumbrances and claims of other persons or entities whatsoever and subject to no options, warrants, contracts, agreements, arrangements or understandings of any kind; (ii) the Company has full power and authority to transfer and deliver the Jebe Shares to the Selling Shareholder in accordance with the terms of this Agreement, and (iii) the consummation of the redemption transaction provided for in this Agreement shall not constitute the breach of any term or provision of, or constitute a default under, any agreement or other instrument to which the Company is a party.

3.2 The Company further represents and warrants to the Selling Shareholder that the Company has been advised to consult with, and has consulted or chosen not to consult with, independent advisers with respect to the fairness of the Redemption Price and the other terms of this Agreement.

4. Mutual Release. Though the Company and the Selling Shareholder presently have no claims against the other as of the date of this Agreement, the Company and the Selling Shareholder hereby release and forever discharge each other from all claims arising prior to the date of this Agreement related to the Redemption Shares and the Jebe Shares.

5. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement and their respective spouses, successors, assignees, heirs and personal representatives.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect of the conflict of law principles thereof.

7. Entire Agreement. This Agreement supersedes any and all oral or written agreements previously made relating to the subject matter of this Agreement, and constitutes the entire agreement of the parties with respect to such subject matter.

8. Amendment. This Agreement may be modified or amended only in writing signed by both parties.

9. Further Assurances. Each party shall execute and deliver any and all additional documents and instruments and shall take all actions reasonably requested by the other party in order to carry out the intent of this Agreement.

10. Counterparts. This Agreement may be executed in counterparts and by electronic transmission, each of which shall considered an original, but both of which together shall constitute the same document.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COMPANY:

SHARING ECONOMY INTERNATIONAL INC.

By:	/s/ Anthony Che Chung Chan
	Name:	Anthony Che Chung Chan
	Title:	Chief Executive Officer

SELLING SHAREHOLDER:

/s/ Fung Wang Chi
Fung Wang Chi

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